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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                   FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     ----------------------------------------------------------------------

Date of Report (Date of earliest event reported):  January 31, 2002

                              WHITEWING LABS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                       0-27420                  95-4437350
      --------                       -------                  ----------
(State or other jurisdiction of    (Commission              (IRS Employer
incorporation or organization)     File Number)           Identification No.)


3940 Laurel Canyon Blvd., #327, Studio City, California            91604
---------------------------------------------------------          -----
      (Address of principal executive office)                    (Zip Code)

Registrant's telephone number, including area code:  (818) 385-0405


                     15455 San Fernando Mission Blvd., #105
                            Mission Hills, CA 91345
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

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ITEM 1.  Changes in Control of Registrant.

On January 31, 2002, Whitewing signed a letter of intent to acquire all of the issued and outstanding common stock of Total Filter Recycling, Inc., d.b.a. Total Recycling Services, of Ridgefield, New Jersey ("TRS"). See Item 2, below. Closing of the transaction is conditioned upon completion of an independent audit of TRS's financial statements and satisfaction of Whitewing with the financial condition as presented, the successful raising by TRS of $600,000 in either debt conversion to equity or new equity and negotiation of a definitive acquisition agreement. A probable closing date has not been set at this time. At the closing, the current directors of Whitewing will resign and be replaced by the directors of TRS, provided that the current stockholders of Whitewing will have the right to elect one director to the board of the ongoing corporation. For the directors of TRS, see Item 2, below.

ITEM 2.  Acquisition or Disposition of Assets.

On January 31, 2002, Whitewing signed a letter of intent to acquire all of the issued and outstanding common stock of TRS. See, Item 1, above. In consideration for the acquisition, Whitewing will issue to the stockholders of TRS, authorized but unissued shares equal to eighty percent of the total issued and outstanding shares upon completion of the transaction, approximately 28,000,000 shares. Information about TRS and its management is set forth below. This information has been provided by TRS without verification by Whitewing.

                               The Company
                               -----------
History
-------
Andrew Latham formed TRS in 1992. Mr. Latham's stated mission was to become a successful recycler of used oil filters. This limited market niche, which no other recycling vendor was exploiting, enabled TRS to gain a significant market share with little competition.

TRS began acquiring small, strategically located companies and developing technologies to expand its available services. One of theses technologies was a system that uses reverse osmosis to purify used antifreeze into new antifreeze. Thus, the used antifreeze that TRS collects and gets paid for collecting, becomes new antifreeze that TRS can sell back to its customers.

Operations
----------
Currently, TRS's computer operations run on a server-based network that connects most of its locations over a fiber optic T1 line. TRS manages its business on a customizable software package known as SBT (a division of ACCPAC). This package performs to the specifications of TRS, is scalable, and can grow with TRS to almost any size.

TRS is also currently developing sophisticated logistic and forecasting software that is interactive between collection vehicles and the Company's dispatchers using real-time visual truck tracking. This system will allow for more efficient service route planning and follow-up. Also, daily data from collection vehicles automatically downloads both invoicing and the need for the rescheduling of service for a particular customer. Future enhancements envisioned by management include the issuance of hand-held bar code scanners to company drivers. Such scanners would enable TRS to control inventory movement more effectively. Management anticipates that this technology will be in place and operational by the second quarter of 2002.

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TRS's logistic and forecasting software will also be an increasingly effective sales and marketing tool. With the ability to visually locate existing account routes on screen, TRS's marketing staff will be able to target specific customers and areas to increase route density. This will enable TRS to deliver better service to its customers and increase per truck revenue generation, thereby increasing TRS's profit margins.

In September 2001, TRS began operating ARS. Management believes that it is in the best interests of both companies that ARS become an integral part of TRS as soon as possible. (see "Opportunity - Advanced Recovery Systems").

In December 2001, TRS (through a wholly owed subsidiary) entered into an Equipment Lease and Operating Agreement with CWO as the first stage of the acquisition, by TRS, of the assets of CWO. Management considers CWO to be a strategic acquisition for a variety of reasons: its desirable location, its customer base, its physical plant and tank farm, its technology and the new services (waste oil collection and vacuum work) that TRS will be able to offer customers as a result of the acquisition. The tank farm will enable TRS to re-process used motor oil into oil that meets industry specifications that can then be sold as a fuel oil for industrial burner use in a process known as "cooking". Management believes this product line to have significant revenue production potential.

CWO also owns a solvent distillation system that is to be relocated to the TRS facility in Ridgefield, NJ. The anticipated effect of TRS having this on-site technology, versus its current practice of subcontracting out the work, is expected to provide a savings to TRS of over $90,000 in calendar year 2002.

Current Services and Products.
------------------------------

The following is a description of TRS present services and products:

Oil Filter Recycling

For a fee, TRS collects used oil filters from its customers in company-owned 55-gallon steel drums and delivers them to TRS' processing facilities. At the facilities, the filters are then put through a proprietary process that removes the oil from the filter. The recovered steel and oil are recycled, and sold.

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Antifreeze Recycling

TRS developed a Reverse Osmosis (R/O) system that cleans used antifreeze to a level of purity that allows it to be sold as new antifreeze. As most used antifreeze is disposed of as waste, the market potential for cleaning and reprocessing used antifreeze is substantial. Nearly the entirety of TRS's actual and target customer base are potential purchasers of recycled antifreeze and management believes this segment of the business to have significant growth and profit potential.

Parts Washer Sink Service

TRS leases parts washer sinks to Motor Vehicle Repair Facilities and contracts to service them at predetermined intervals. During the servicing process, TRS exchanges used solvent for new or distilled solvent and returns the used solvent to TRS for distillation.

Brake Washer Sink and Service

TRS leases brake washer sinks to Motor Vehicle Repair Facilities and contracts to service them at predetermined intervals. During the servicing process, TRS exchanges used detergent for new detergent and retains the used product for disposal.

Waste Oil Service

Through CWO, TRS collects waste oil and transports it to its tank farm. There it is processed into oil that meets industry specifications, enabling it to be sold as a fuel oil for industrial burner use.

Management anticipates that the CWO tank farm reprocessing equipment will significantly increase TRS's revenues from the waste oil collections business. Management believes it will become a significant engine of growth for TRS (see "The Company - Operations").

Absorbent Supply and Recycling

TRS is a full line distributor of absorbents, including absorbent pads, loose material (including a private labeled absorbent product called TotalSorb), and booms and pillows that are used for emergency spill response as well as for regular maintenance cleaning. ARS also produces many of these products, and it is therefore anticipated that the relationship with ARS will create greater profit margins for TRS.

After use, the absorbents that are collected by TRS are used as fuel at a waste to energy co-generation facility. The ability of TRS to offer disposal in conjunction with sales allows it profit on both ends of the transaction, while providing the customer with a liability-reducing, safe disposal service.

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Oil Water Separator Service

Many Motor Vehicle Repair Facilities have in-ground settling tanks that separate both oil and sludge from floor drain water prior to release to the sewer line. Periodically these units need to be serviced by "vacuuming them out" with a vacuum truck (the same type that CWO uses for waste oil collection vacuum work) to empty them out of both oil and sludge. Prior to the CWO transaction, TRS was required to subcontract this service. As a result of the CWO transaction, TRS can enjoy higher margins from its Oil Water Separator Service.

Related Products

Directly and through its wholly owned subsidiary, Environmental Management Products ("EMP"), TRS markets several products including its patented "Drain Mate" super funnel and its "Extractor Pro" liquid extractors. These products are used by the Motor Vehicle Waste Recycling Industry to collect liquids for recycling or proper disposal. Currently, TRS employees assemble these products at its New Jersey facility from subcontractor-manufactured components. In the near future, TRS management plans to establish a fabrication facility in order to enable the in-house manufacture of these products and also parts washer sinks and brake washer sinks.

TRS and EMP market a full line of environmental containment and spill response products through the UltraTech International, Inc. catalog. These products are shipped directly to the customer by the catalog company with billing through TRS. In addition to offering TRS an additional point of distribution, this exposure of TRS's services and products in a catalog further promotes TRS's image as a "one-stop" environmental and recycling company.

Contracts

TRS enters into contracts with its entire customer base, many of which are small businesses. However 36% of its business is with large firms, including contracts with:

X    International Petroleum Corp.
X    Bridgestone/Firestone (the largest auto repair chain in the United States)
X    Monroe Muffler, Brake & Service
X    Federal Express
X    Jiffy Lube
X    Greyhound
X    United Parcel Service
X    United States Post Office

Intellectual Property
---------------------

TRS employs several proprietary systems, including logistics software, accounting software, refinements to recycling equipment and a technologically advanced Reverse Osmosis system. TRS plans to retain the services of McCarter & English, a well-known intellectual property law firm, to advise it on how to best protect these assets.

In addition, TRS owns all of the Intellectual Property rights utilized by ARS pursuant to an Intellectual Property Purchase Agreement with Geoffrey Perry. These rights include a special sock filling processes, chemical formulas for acid and base neutralizers, pet bedding, cat litter, hydrophobic absorbents and a variety of other products.

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Competition
-----------

Most recycling businesses that service the automotive industry are "mom and pop" operations dealing in specific or limited waste streams. The few companies that attempt horizontal expansion tend to specialize in one waste stream and often continue to haul waste rather than recycle it. A customer of one of these waste hauling businesses may find itself liable for a cleanup as a potentially responsible party under existing federal and state waste remediation laws. TRS's marketing team exploits this risk through customer education.

In addition to the problem of offering fragmented services, most recycling businesses employ technologies and methods that are inefficient and not state-of-the-art. A typical recycling company owner may have begun as a junkyard operator and often retains that mentality as the business evolves. These smaller operations could be suitable targets for acquisition. Even where they have some technical, strategic or customer related advantage, they often lack the business experience and skill to recognize or exploit them. These types of companies are the targets that management expects to acquire at attractive prices. Over the years, Andrew Latham developed a strong relationship with the owners of many of these potential target companies. These relationships could be beneficial to TRS.

TRS's principal competition in its present service region are Safety-Kleen and Clean Harbors. Safety-Kleen is presently operating in the context of Chapter 11 bankruptcy proceedings and is the subject of litigation involving the sale of allegedly toxic and carcinogenic solvents. By contrast, the solvents that TRS sells are non-chlorinated and are deemed non-hazardous under EPA standards. Clean Harbors is principally engaged in the business of environmental remediation but also offers certain overlapping services with those offered by the Company and is therefore viewed as an indirect competitor.

Facilities
----------

Currently, TRS maintains two types of facilities - processing facilities and consolidation centers. TRS's most extensive processing facility is located in Ridgefield, NJ, where it processes oil filters, re-manufactures antifreeze and assembles products sold through its subsidiaries. The Ridgefield facility also acts as a distribution point for TRS products. The Company's executive and administrative offices are also located at the Ridgefield facility. It is intended that, from the funds raised in this Offering, the Company will move its executive and administrative offices to a nearby location and expand its antifreeze remanufacturing facilities into the contiguous space currently occupied by offices. This will enable the manufacturing facilities to be enlarged in the most natural and cost effective manner and will afford the Company appropriate administrative space for its expanding operations- see "Use of Funds"

The second processing facility, in Middleborough, MA, processes oil filters and serves as a distribution point for all TRS products. TRS' consolidation centers are located in Harrisburg, PA and in the greater Pittsburgh area. Both centers serve as distribution points for all TRS products.

Upon the completion of the CWO acquisition, TRS will have a third processing facility in Wallingford, CT.

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Employees
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TRS and subsidiaries currently employ 54 individuals. The positions break down as follows:

Executive and Administrative          12
Operations Management                  4
Sales and Marketing                    4
Truck Drivers                         23
Laboratory                             2
Warehousing and Processing             9
      Total                           54

All of TRS's employees are non-unionized. Management anticipates the need for at least four additional sales representatives, one additional sale assistant, and two additional administrative positions in the near future. Depending on the nature of the companies that TRS may acquire in the future, it may also need additional drivers and warehousemen. However, these hires would all represent variable costs and would only be brought on board if TRS's revenue growth justified their need.

Due to the efficiency of its centralized administrative systems, TRS will be able to absorb CWO's administrative tasks into TRS's Ridgefield, NJ location, thereby significantly reducing the general and administrative expenses arising from the CWO business. Assuming the addition of certain CWO and ARS employees, Management believes that TRS will employ an additional 19 people, bringing the total up to 73 employees. The Company must strengthen senior management in order to manage this growth properly and to help facilitate the Company's acquisition strategy. Mr. Latham plans to hire two senior level managers, both of whom have experience in managing large, diverse enterprises. These hires are contingent on the closing of the proposed Offering and Whitewing Exchange Offer.


                          Directors  and Management
                          -------------------------

The Management of the Company (and upon the Closing, the Management of Whitewing) will be as follows:

Directors
---------
Joseph Bianco            Chairman/Director
Bruce Raben              Director
Andrew V. Latham, Jr.    Director
Norman Raben             Director
Whitewing candidate
     to be announced     Director

Executive Management
--------------------
Andrew V. Latham, Jr.    President/Co-CEO
Norman Raben             Executive Vice President/Co-CEO
Frances M. Latham        Secretary/Treasurer
Jack Licata, MBA         VP Sales & Marketing
Thomas A. Cattani, Esq.  VP & General Counsel
Charles J. Stuto, CPA    VP Finance & CFO

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Joseph Bianco - Chairman of the Board/Director
---------------------------------------------
Mr. Bianco is the Chairman and a major shareholder of HelloNetwork.com., Inc., was until recently the controlling shareholder, Chairman and CEO of Cognitive Arts Corp., developer of educational and training software and was Co-Chairman and a member of the Board of Directors of The InterLink Companies, Inc. In 1990, Mr. Bianco founded Alliance Entertainment Corp., a public company listed on the New York Stock Exchange which in 1995 had sales in excess of $750 Million and EBITDA of $50 Million. Mr. Bianco resigned as CEO, but remained a Director in connection with a sale of control of Alliance in 1996. In 1997 Alliance filed for Chapter 11 protection from creditors. In 1998 Alliance emerged from bankruptcy. Mr. Bianco has repurchased an equity stake and is today a consultant to Alliance, the largest "one-stop" distributor of music in the country. In 1982, Mr. Bianco bought Lotus Performance Cars Inc., which was sold to General Motors in 1987. He graduated from Yale Law School in 1975 and was subsequently appointed Associate Dean of the Cardozo School of Law at Yeshiva University.

Bruce Raben - Director
----------------------
Mr. Raben is a managing director of CIBC-World Markets. Prior to joining CIBC-World Markets in 1996, he was a founder, Managing Director and co-head of the Corporate Finance Department of Jefferies & Co. Mr. Raben has served as a Director of various public and private companies, and currently serves on the Boards of Evercom, Inc., Fresh Direct, helloNetwork.com Inc. and Equity Marketing, Inc. Mr. Raben is an investor in many private companies and, until May 2002, was Co-Chairman and a member of the Board of Directors of The InterLink Companies, Inc. He received his MBA from the Columbia Business School and an AB from Vassar College.

Andrew Latham- President/Co-Chief Executive Officer/Director
------------------------------------------------------------
Mr. Latham is the founder of TRS. He attended Farleigh Dickenson University, majoring in Mechanical Engineering. In the 70's and 80's Mr. Latham, then a competitive motorcycle racer, was involved with companies in the motorcycle and automotive industries. These enterprises helped enhance Mr. Latham's technical knowledge and skills, while also introducing him to the environmental and recycling needs of the Motor Vehicle Repair Industry. In 1990 he founded Environmental Management Products and in 1992 he founded Total Filter Recycling, Inc. Mr. Latham has been involved in all aspects of the business. He has drafted the Company's expansion and acquisition plans, developed the present infrastructure, managed the Company to its present critical mass and is the Company's Chief Technology Officer. He will enter into an employment contract and will be the Company's President and Co-Chief Executive Officer.

Norman Raben-Executive Vice President/Co-Chief Executive Officer/Director
-------------------------------------------------------------------------
Mr. Raben was a Senior Vice President of the Source Interlink Companies, Inc., a NASDAQ listed company with annual revenues approaching $400 million. He was the architect of The Source Information Management Company's acquisition of The InterLink Companies, Inc. He remains a consultant to Source Interlink. Prior to that acquisition, in early 1999, Mr. Raben and a group of investors, which included Joseph Bianco and Bruce Raben, acquired a magazine distribution company named Deyco, Inc, which they used as a vehicle to acquire International Periodical Distributors, Inc. in early 2001. These two entities were renamed The InterLink Companies and they jointly consolidated a significant portion of the magazine distribution market prior to their sale to The Source Information Management Company. Mr. Raben has over 25 years experience in magazine publishing, printing, direct marketing and distribution. He attended George Washington University. Mr. Raben will enter into an employment contract and will be the Company's Executive Vice President and Co-Chief Executive Officer.

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Frances Latham - Secretary/Treasurer
-------------------------------------
Ms. Latham attended Farleigh Dickenson University with a major in Environmental Science/Biology. After a 15-year career in the Retail Food Industry and with American Truck & Trailer Company, where she served as Controller, Ms. Latham joined TRS. Since 1992, she has served as the Director of Business Administration and the Controller of TRS. Ms. Latham is responsible for all of the Company's administrative functions and works with Charles Stuto on all financial matters. She is the wife of Andrew Latham.

Jack Licata, MBA - VP Sales & Marketing Mr. Licata graduated from The Citadel with a BSBA degree and earned an MBA from University of Missouri. Former Captain in the United States Air Force where he was a Combat Crew Commander and Minuteman II Nuclear Missile Launch Officer. He was honorably discharged in 1988 with Distinguished Service Award. From 1988 to 1994, Mr. Licata worked in sales for the nation's largest Mack Truck and Ford Heavy Truck distributor. In 1994, he co-founded Clean Earth and Sea, Inc., where he was Vice President of Sales. In 1998 Clean Earth and Sea, Inc. merged with TRS. Mr. Licata is responsible for all sales and marketing efforts and directly supervises the TRS sales force. He is also involved in areas of regulatory compliance and issues related to transportation.

Thomas A. Cattani, Esq. - VP & General Counsel Mr. Cattani graduated from Rutgers University School of Law in 1988 with a JD degree. He was the recipient of a Tax Honors Certificate. Mr. Cattani was in private practice until 2000 concentrating on the legal needs of small and medium sized businesses. Mr. Cattani is licensed to practice before all Courts in the State of New Jersey, United States District Court, and the United States Tax Court. He prepares the majority of the Company's contracts and retains and manages the relationships with outside counsel, as required. He is responsible for all regulatory compliance (both facilities and transportation), licensing, permitting and all legal matters including acquisitions, contracts, collections and corporate formalities. He also supervises the Human Resources Department.

Charles J. Stuto, CPA - VP Finance and CFO. Mr. Stuto is a 1985 graduate of Rowan University, with a BS in Accounting. He earned his CPA and was in private practice until early 2001, specializing in private small to mid-sized companies. In 2001, Mr. Stuto sold his interest in his firm and joined TRS. Mr. Stuto is a licensed CPA in the states of New Jersey and New York and is the holder of a NASD Series 6 designation. Mr. Stuto is responsible for all of the Company's accounting, tax compliance, financial aspects of acquisition planning, establishing and maintaining of banking relationships, and all other financial and treasury functions.

ITEM 7. Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a) Whitewing undertakes to file the financial statements required by this item by amendment not later than 60 days after the date of this initial report on Form 8-K.

(b) Whitewing undertakes to file the pro forma financial information required by this item by amendment not later than 60 days after the date of this initial report on Form 8-K.

(c) A copy of the Letter of intent is filed as Exhibit 10 to this report.


                                SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WHITEWING LABS, INC.

By: /s/ Andrew T. Libby, Jr.
    ------------------------
        President

Dated:  March 6, 2002